GREENWICH  STREET  CALIFORNIA MUNICIPAL INC.       This
Proxy  is  Solicited  on
Behalf of the Directors of the Fund.
388 Greenwich Street
New York, New York  10013                  The undersigned
hereby appoints HEATH
                                      B.  McLENDON  and
LEWIS E.  DAIDONE,  and
                                      each of them acting in
the absence of  the
                                      other, as Proxies,
each with the power  to
                                      appoint   his
substitute,   and   hereby
                                      authorizes them to
represent and to  vote,
                                      as  designated herein,
all the  shares  of
                                      common    stock   of
Greenwich    Street
                                      California  Municipal
Fund, Inc.  held  of
                                      record by the
undersigned on November  17,
                                      1995  at a Meeting of
Stockholders  to  be
                                      held   on   December
29,  1995   or   any
                                      adjournment thereof.
             PROXY


ELECTION OF DI
RECTORS


FOR  OR    FOR    OR   WITH-

ALL        ALL          HOLD

EXCEPT
1.ELECTION OF DIRECTORS
  J.  Bibliowicz,  J.H. Fleiss, D.R. Foley, P. Hardin III,
H.B.  McLendon,  F.P.
  Martin,
  R.C. Rasmussen, J.P. Toolan and C.R. Youngdahl



(INSTRUCTION:
To withhold authority
            to vote for any individual nominee write that nominee's
            name on the space provided above and check center box to the right.)


PROPOSALS
  The Board of Directors recommends a vote "FOR" the following proposals:

FOR      AGAINST      ABSTAIN


2.                             PROPOSAL TO RATIFY THE
SELECTION OF KPMG PEAT MARWICK LLP AS THE INDEPENDENT
  AUDITORS OF THE FUND.

3.In their discretion, the Proxies are authorized to vote upon such other business as may
  properly come before the meeting.

Please sign on the r
everse side.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted
FOR each nominee for director and for each proposal.


Please  sign  exactly

as  name  appears  to

the    left.     When

shares  are  held  by

joint  tenants,  both

should  sign,  or  if

one    signs,    that

stockholder's    vote

binds            both

stockholders.    When

signing  as attorney,

executor,

administrator,

agent,   trustee   or

guardian,      please

give  full  title  as

such.       If      a

corporation,   please

sign      in     full

corporate   name   by

President  or   other

authorized   officer.

If   a   partnership,

please    sign     in

partnership  name  by

authorized person.




Signature




Signature if held jointly



Dated:
,1995









PLEASE  MARK,  SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
USING THE  ENCLOSED
ENVELOPE.